Exhibit 10.36

                              AURUM TECHNOLOGY INC.

                       INTERNET MASTER SERVICES AGREEMENT

      As of the date set forth below (the "Effective Date"), Aurum Technology Inc., a Delaware corporation ("Aurum"), and the customer whose name appears below ("Customer") hereby enter into this Internet Master Services Agreement consisting of the Standard Terms and Conditions and the Schedules marked and initialed below, which are attached hereto and incorporated herein for all purposes.

      Unless otherwise specifically provided otherwise in this Agreement or a Schedule, AURUM or its subcontractors will be the exclusive provider to Customer, and Customer agrees to exclusively obtain from AURUM, the Authorized Services described in the Schedules marked below, which Schedules are attached hereto and incorporated herein by reference. The Schedules marked below set forth the specific terms and conditions applicable to the Authorized Services.

                                                    Place an "X" in the
                                                  appropriate box(es) below
                                                  -------------------------

Schedule A - Aurum Personal eBanking Services                |X|
Schedule B - Aurum Business eBanking Services                |X|
Schedule C - Bill Payment Services                           |X|

|_| Schedule D - Internet Services: Select Package
                 |X| Standard (25 Pages)
                 |_| Premium (50 Pages)
                 |_| Custom
                 |_| Migrate Existing Web Site to Aurum

                     Optional (Choose one)
                     ---------------------
                     SSL Encryption Certificate (1st Year)
                        GEO Trust                  |_|
                        VeriSign                   |_|

      IN WITNESS WHEREOF, the parties have duly executed this Agreement by the duly authorized signatures below as of June 11, 2003 (the "Effective Date").

CUSTOMER:                               AURUM:
      The Town Bank of Westfield              Aurum Technology, Inc.

         /s/ Robert W. Dowens, Sr.               /s/ Anthony Ficarra
        ----------------------------            ----------------------------
          [Authorized Signature]                  [Authorized Signature]
Name: Robert W. Dowens, Sr.             Name: Anthony Ficarra
      ------------------------------

Title: President & CEO                  Title: Senior Vice President Electronic
      ------------------------------           Business
Date: June 11, 2003                     Date: 7/22/03
      ------------------------------          ------------------------------

ADDRESS:                                ADDRESS:
      520 South Avenue                        2701 W. Plano Parkway
      ------------------------------          Suite 600
      Westfield, New Jersey                   Plano, Texas 75075-8206
      ------------------------------          Attn: Vice President of eBusiness
      07090
      ------------------------------

CONTACT INFORMATION:                    CONTACT INFORMATION:
Telephone: 908-301-0800                 Telephone: (972) 943-2600
Facsimile: 908-301-0894                 Facsimile: (972) 943-2802

Town Bank of Westfield
Confidential & Proprietary            Signature Page
(v.2003)

                    AURUM INTERNET MASTER SERVICES AGREEMENT

                          STANDARD TERMS AND CONDITIONS

As of the Effective Date, Aurum and Customer hereby enter into this Internet Master Services Agreement consisting of these Standard Terms and Conditions and the Schedules marked and initialed on the signature page of this Agreement, which are attached hereto and incorporated herein for all purposes.

      WHEREAS, Aurum provides Internet Services to financial institutions; and

      WHEREAS, Customer desires to purchase certain Internet Services from Aurum.

      NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Aurum and Customer agree as follows:

                              ARTICLE I - SERVICES

1.1 Authorized Services. During the Term, Aurum agrees to provide to Customer, and Customer agrees to accept from Aurum, the Authorized Services, subject to the terms and conditions set forth herein. Customer agrees that Aurum shall be the sole and exclusive provider of the services that are the subject matter of this Agreement for the Customer. For purposes of the foregoing, the term "Customer" shall include Customer's affiliates.

1.2 Additional Services. If Customer requests Aurum to perform any service that is not an Authorized Service, then Aurum may provide such service as an "Additional Service".

1.3 Software Access License. During the Term and subject to the limitations set forth herein, Aurum grants to Customer a limited, non-exclusive, and non-assignable license to access the Software located on Aurum's Server for the purpose of receiving the Authorized Services and using the "Aurum System" to provide banking functionality and other related services to the End User Customers. Aurum reserves all rights not expressly granted herein. Without limiting the foregoing, Customer has no right to possess the Software or any copies thereof in any form.

1.4 Aurum Mark License. During the Term and subject to the limitations set forth herein, Aurum grants to Customer a limited, non-exclusive, and non-assignable license to use Aurum's service mark and trademark solely for the purpose of describing the Authorized Services and the Aurum System to the actual and potential End User Customers and for no other purpose. Aurum reserves all rights not expressly granted herein.

1.5 Customer Mark License. During the Term and subject to the limitations set forth herein, Customer grants to Aurum a limited, non-exclusive, and non-assignable license to use Customer's service marks and trademarks solely for the purpose of performing the Authorized Services and for no other purpose. Customer reserves all rights not expressly granted herein.

1.6 Regulatory Compliance. Customer shall be responsible for (i) compliance with all state and federal laws and regulations governing banks and other financial institutions; (ii) any disclosure to its End User Customers with respect to the Authorized Services and each Customer product or service made available through the Aurum System ("Customer Product/Service");
      (iii) the terms and conditions of any Customer  Product/Service;  (iv) the terms, conditions, and any limitations on which any Customer Product/Service may be accessed, utilized or transactions originated by any End User Customer; (v) determining the authority of any person accessing a Customer Product/Service; and (vi) preparing, maintaining, and monitoring compliance with verifiable documentation with respect to the foregoing.


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      Customer  acknowledges  and agrees that Customer shall not rely upon Aurum for advice regarding compliance with governmental regulations. Customer must independently verify its compliance with such regulations through its own legal counsel. Aurum shall use commercially reasonable efforts, during the Term of this Agreement, to be in substantive compliance with federal rules and regulations as they relate to vendors of Authorized Services. In the event that there is a significant change in the manner by which the Authorized Services can be furnished hereunder, as a result of a regulatory compliance requirement, Aurum and Customer shall negotiate in good faith to resolve the compliance issue. If Aurum determines that compliance is cost prohibitive, Aurum may elect to terminate the Agreement without penalty, by furnishing Customer with thirty (30) days prior written notice. Regulatory disclosure requirements are the responsibility of Customer.

      If Customer believes that any modifications to the Aurum System are required under any laws, rules, or regulations, Customer will promptly so inform Aurum. Aurum will perform any modifications to the Aurum System or recommend changes to operating procedures of Customer that Aurum determines are necessary or desirable; provided, that if any such changes or modifications result in a significant increase in Aurum's cost of providing Authorized Services, Aurum will be entitled to increase the charges under this Agreement by an amount that reflects a pro rata allocation of Aurum's increased cost among the applicable Aurum customers. New or enhanced Aurum System features, functions, reports, or other services that may result from such modifications or recommendations may be provided as an Additional Service. Notwithstanding the foregoing, Customer acknowledges that the Aurum System may, from time to time, consist in part of System(s) licensed by Aurum from third-parry vendor(s) and, therefore, Aurum shall have no duty or responsibility to modify any such third-party System under this Section, except to the extent that the vendor thereof has such a duty or responsibility to modify such System pursuant to the applicable license agreement between Aurum and such vendor.

1.7 Audits. Aurum will provide auditors and inspectors that Customer designates in writing with reasonable access to the Data Center during business hours for the limited purpose of performing audits or inspections of Customer's business. Aurum will provide to such auditors and inspectors assistance as Aurum deems reasonable. Customer shall bear all expenses associated with such audit or inspection and shall also compensate Aurum for any Additional Services provided in connection with the audit or inspection. Customer shall insure that any audit or inspection requested by Customer shall be conducted without undue disruption to Aurum's business or operations. Aurum will not be required 1) to provide access to data of other Aurum customers, or 2) permit access to the Data Center during such times as Aurum deems that such access would be likely to create undue disruption to its operations (e.g., when other auditors or inspectors are present).

1.8 Aurum System Changes. Aurum shall have the right to modify the Aurum System including, without limitation, to (i) make changes in the method of access to or delivery of the Aurum System including, without limitation, interface procedures ("Interface Changes"), (ii) make modifications to the Aurum System which are provided to Customer at no additional cost ("Aurum System Enhancements"). The identification in this Agreement of specific brands or names of third-party providers is for reference only. Customer acknowledges and agrees that it will not rely on such brand names or third-party providers as a promise by Aurum to use any particular brand or third-party provider. Aurum reserves the right to substitute any brand or third-party provider of the Authorized Services, at its sole discretion, at any time with or without notice, provided that the quality of the Authorized Services is not materially diminished by such substitution.

1.9 Correction of Errors. Aurum will correct any errors in customer files that result in errors in reports or other output where such errors (i) are due solely to either malfunctions of Aurum's equipment or the Aurum Systems or errors of Aurum's operators, programmers, or other personnel, and (ii) are called to Aurum's attention within the time frames specified below. Aurum will, to the extent reasonably practicable, correct any other errors as an Additional Service. Customer will balance reports to verify master file information and will inspect and review all reports and other output (whether printed or electronically transmitted) created from data provided by Customer to Aurum. Customer will reject all incorrect reports or output
      (i) within two  Business  Days after  receipt of daily  reports or output,
      (ii) within


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      five Business Days after receipt of annual,  quarterly, or monthly reports or output, and (iii) within three Business Days after receipt of all other reports or output. This Section 1.09 sets forth Customer's exclusive remedies for errors in reports or other output provided by Aurum under this Agreement.

1.10 Aurum as Customer's Agent. Customer acknowledges and agrees that Aurum's implementation and provision of Authorized Services hereunder necessitates certain agreements with third parties (such as service agreements and licensing agreements for software or hardware used in the Aurum Personal eBanking Services). Customer hereby appoints Aurum as Customer's agent (a) at Customer's request, to execute or enter into, on Customer's behalf, licensing or other agreements reasonably for Aurum's implementation and provision of the Authorized Services hereunder, and (b) to install any hardware or software reasonably required for Aurum's implementation and provision of the Authorized Services hereunder.

1.11 Core Processing. During the Term, Customer is required (i) to maintain Aurum as its core data processing vendor or (ii) to utilize Aurum provided systems for its core data processing. Customer's failure to do so will be considered a breach of this Agreement by Customer.

                                ARTICLE II - TERM

2.1 Term. This Agreement will begin on the Effective Date and, unless terminated earlier pursuant to the terms of this Agreement, will continue for a period of five (5) years from the Operational Date (the "Initial Term"). Thereafter, this Agreement will automatically renew for successive terms of two (2) years each (the "Renewal Terms") unless either party gives the other party written notice at least six (6) months prior to the expiration date of the Initial Term or the Renewal Term then in effect that the Agreement will not be renewed beyond such Initial Term or Renewal Term. Notwithstanding the termination of this Agreement for any reason, each Schedule entered into prior to the effective date of such termination will remain in full force and effect in accordance with the provisions thereof, including each of the provisions of this Agreement incorporated by reference into such Schedule.

                         ARTICLE III - PAYMENTS TO AURUM

3.1.  Fees. Customer agrees to pay the following Fees:
      -----

      (a) Authorized Services. Aurum's Fees for the Authorized Services are set forth in the Schedule describing such Authorized Service.

      (b) Additional Services. Aurum's Fees for Additional Services are Aurum's then standard charges for such services, or, if Aurum then has no standard charges for such services, upon whatever other basis that the parties agree.

3.2. Additional Charges. In addition to the Fees, Customer will also pay Aurum the following, if applicable:

      (a) All costs incurred by Aurum in mailing reports, other output or materials to Customer, its customers, or third parties.

      (b) All reasonable actual, out-of-pocket costs and expenses, including, without limitation, travel and travel-related expenses, which are incurred by Aurum in providing Authorized or Additional Services when incurred at Customer's request.

      (c)   Any other charges expressly provided in this Agreement.

      (d) All taxes, however designated or levied, based upon any charges under this Agreement, or upon this Agreement, the Aurum System or the Authorized or Additional Services, or materials provided hereunder, or their use, including without limitation state and local privilege or excise taxes based on gross revenue, sales and use taxes, and any taxes or amounts in lieu thereof paid or


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            payable by Aurum in respect of the foregoing, exclusive, however, of franchise taxes and taxes based on the net income of Aurum.

3.3. Time of Payment. All charges under this Agreement will be due and payable within ten (10) days of invoice date. Any charges not paid within thirty
      (30) days of invoice date will bear interest until paid at a rate equal to the lesser of 1.5% per month or the maximum interest rate allowed by applicable law.

3.4. Cost of Living Adjustment. Aurum may, with 60 days' prior written notice to Customer, increase the fees and charges listed in a schedule for recurring services once in each year of the initial or a renewal term after the first year of such term; but Aurum may not in any year increase them more than the percentage increase in the Employment Cost Index for Total Compensation (not seasonally adjusted), Private Industry Workers, White Collar Occupations Excluding Sales, June 1989=100, published monthly by the Bureau of Labor Statistics, U.S. Department of Labor, for the 12-month period preceding the increase. In calculating the percentage increase, Aurum will use the most recently available ECI, as of a date that is no more than 30 and no less than 10 days prior to the date for the required written notice, and the ECI that preceded it by 12 months. If the ECI is no longer published or is replaced by another or an adjusted index, Aurum may use a comparable index in calculating increases.

3.5. Service Level Credits. If Aurum fails to meet the Service Levels set forth in the applicable Schedules, then Aurum will apply the applicable credits against the Fees. Payment of the Service Level credits will be Customer's sole and exclusive remedy for damages arising out of the failure of Aurum to achieve those Service Levels for which such credits are paid.

                           ARTICLE IV - SYSTEMS, DATA,
                           CONFIDENTIALITY AND PRIVACY

4.1. Aurum Systems. All Aurum Systems are and will remain the exclusive property of Aurum or licensors of such Aurum Systems, as applicable, and, except as expressly provided in this Agreement, Customer will have no ownership interest or other rights in any Aurum System. Customer acknowledges that the Aurum Systems include Aurum proprietary information and agrees to keep the Aurum Systems confidential at all times. Upon the expiration or termination of this Agreement, Customer will return all copies of all items relating to the Aurum Systems that are in the possession of Customer and certify to Aurum in writing that Customer has retained no material relating to the Aurum Systems.

4.2. Customer's Information. Information relating to Customer or End User Customers contained in Customer's data files is the exclusive property of Customer and Aurum will only be the custodian of that information. Aurum agrees to hold in confidence all proprietary information of Customer and End User Customers provided to Aurum in accordance with Section 4.3. However, upon the request of any appropriate federal or state regulatory authority with jurisdiction over Customer's business and after Aurum has, when reasonably possible, notified Customer of such request, Aurum will allow such authority access to all records and other information of Customer and its customers in the possession of Aurum and provide as an Additional Service any related assistance that is required. Promptly after the termination or expiration of this Agreement and the payment to Aurum of all sums due and owing, including without limitation any amounts due under Sections 5.5 or 5.6, Aurum will, at Customer's request and expense, return to Customer all of Customer's information, data, and files in Aurum's then standard machine-readable format and media.

4.3. Confidentiality. Except as otherwise provided in this Agreement, Aurum and Customer each agree that all information communicated to one by the other or the other's affiliates, whether before or after the Effective Date, will be received in strict confidence, will be used only for purposes of this Agreement, and except for the requirements of Section 4.2 will not be disclosed by the recipient party, its agents, subcontractors, or employees without the prior written consent of the other party. Each party agrees to take all reasonable precautions to prevent the disclosure to outside parties of such information, including, without limitation, the terms of this Agreement, except as required by legal, accounting, or regulatory requirements beyond the reasonable control of the recipient party. If Customer is required to disclose any proprietary information of Aurum in accordance with any such legal, accounting, or regulatory requirements, then Customer will


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      promptly  notify Aurum of such  requirement  and will cooperate with Aurum
      (at Aurum's expense) in Aurum's efforts, if any, to avoid or limit such disclosure (including, without limitation, obtaining an injunction or an appropriate redaction of the proprietary information in question). The provisions of this Section will survive the expiration or termination of this Agreement for any reason.

4.4. Privacy. Notwithstanding any provision in this Agreement or the Schedules to the contrary, Aurum agrees that (i) the data of Customer is owned by Customer, (ii) Aurum will maintain the confidentiality of Customer's data in accordance with Section 4.3 of this Agreement, (iii) Aurum will only use Customer's data to provide the Authorized Services, and for no other purpose without Customer's prior written consent, which consent may be withheld for any reason, (iv) Aurum will safeguard the data in accordance with Section 4.6 and (v) subject to Customer's payment of all charges due to Aurum and to applicable regulatory requirements, Aurum will, at
      Customer's request, either return or destroy Customer's data upon termination or expiration of this Agreement.

4.5 Safeguarding Data Integrity. Aurum will make reasonable efforts to: (i) ensure the security and confidentiality of End User Customer information;
      (ii) protect against any anticipated threats or hazards to the security or integrity of such information; and (iii) protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any End User Customer. Aurum will provide additional internal computer data integrity safeguards that Customer reasonably requests as an Additional Service. Aurum will also employ and maintain controlled access systems in the Data Center.

4.6 Security. During the Term, Aurum will employ commercially reasonable system security measures. At Customer's request, Aurum will make available to Customer a description of its methods and procedures to safeguard the Aurum System and, as part of Aurum's Authorized Services, may provide Customer and Customer Data Center with procedures, which Customer is obligated to employ to help secure the integrity of the Aurum System and Customer's data. Customer shall have no right, license or privilege to conduct its own security or intrusion testing of the Aurum System without the express written permission of Aurum. Aurum agrees to notify Customer of a security breach of an End User Customer's account on the Aurum System immediately or no later than 24 hours following discovery. Customer understands and acknowledges that certain risks are inherent in the transmission of information over the Internet. Customer chooses to use the security measures, which may be provided by Aurum even though other security procedures are available.

      Customer shall inform Aurum prior to creating any connection to an Internet Service Provider (ISP) or other computer services company if such connection is made from any point on Customer's computer network that is connected to Aurum. In the event that such a connection to the Internet is to be made, Customer must first obtain the firewall and Internet security policy document of Aurum. Customer hereby agrees to abide by the rules contained in such document. This document shall be provided to Customer at Customer's request. This document may be revised by Aurum from time to time to keep current with technology and Customer shall be solely responsible for ensuring its compliance with the most current requirements.


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4.7   Contingency  Planning.  Each party's contingency  planning activities will comply with such of the following regulatory policies as may be applicable to Customer's business, as the same may be amended or replaced from time to time: (a) Federal Deposit Insurance Corporation, Financial Institution Letter. FIL-68-97, dated July 14, 1997; (b) Federal Reserve System Supervision and Regulation, Number SR 97-15, dated May 2, 1997; (c) Office of the Comptroller of the Currency, OCC 97-23, dated May 16, 1997; (d) Office of Thrift Supervision, CEO Ltr 72, dated July 23, 1997; and (e) National Credit Union Administration, Letter to Credit Unions No. 97-CU-3, dated April 7, 1997. If compliance with any amendments or replacements of these policies would significantly increase Aurum's cost of providing products or services, Aurum will be entitled to increase the fees and charges under an agreement by an amount that reflects a pro rata allocation of Aurum's increased cost among the Aurum customers affected by the change.

4.8 Service Auditor's Report. Aurum will provide to Customer at Aurum's then standard charge, one copy of Aurum's most recent service auditor's report, performed pursuant to nationally recognized auditing standards for service organizations, applicable to the services provided by Aurum to Customer.

                           ARTICLE V - TERMINATION AND
                                 RELATED MATTERS

5.1. Mediation. If a dispute arises out of or relates to an agreement, including but not limited to its formation or a breach of it, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation conducted under the Commercial Mediation Rules of the American Arbitration Association (except for those changes specifically set forth in these terms and conditions), or such other rules and procedures to which the parties and the mediator may agree, before resorting to litigation or some other dispute resolution procedure. Mediation will commence when a party sends a written request for mediation of a dispute to the other party, and the parties will select a single mediator to serve. The parties will each pay their own expenses in connection with the mediation (including attorneys' fees and other costs), and they will share equally in paying the mediator (including any fees and other costs).

5.2. Termination for Non-Payment. If Customer defaults in the payment of any charges or other amounts due under this Agreement and fails to cure such default within ten (10) days after receiving written notice specifying such default, then Aurum may, by giving Customer at least thirty (30) days prior written notice thereof, terminate this Agreement or the applicable Schedule as of a date specified in such notice.

5.3. Termination for Cause. If either party materially defaults in its performance under this Agreement, except for non-payment of amounts due to Aurum, and fails to either substantially cure such default within ninety days after receiving written notice specifying the default or, for those defaults which cannot reasonably be cured within ninety (90) days, promptly commence curing such default and thereafter proceed with all due diligence to substantially cure the default, then the party not in default may, by giving the defaulting party at least thirty days prior written notice thereof, terminate this Agreement or the applicable Schedule as of a date specified in such notice.

5.4. Termination for Insolvency. If either party becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation or insolvency or for the appointment of a receiver, conservator, or similar officer, or makes an assignment for the benefit of all or substantially all of its creditors or enters into any agreement for the composition, extension, or readjustment of all or substantially all of its obligations, then the other party may, by giving prior written notice thereof to the non-terminating party, terminate this Agreement as of a date specified in such notice.

5.5. Payment Upon Termination. The parties acknowledge that upon termination of any Schedule for any reason, (other than by election by either party not to renew the Agreement pursuant to Section 2.1 or termination by Customer pursuant to Section 5.3, 5.4 or 7.5), Aurum will incur damages resulting from such termination that will be difficult or impossible to ascertain. Therefore, prior to such termination and in addition to all


Town of Westfield
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(v.2003)
      other amounts then due and owing to Aurum, Customer will pay to Aurum as reasonable liquidated damages an amount equal to the sum of subsections
      (a) and (b):

      (a) All costs reasonably incurred by Aurum in connection with such termination, including without limitation telecommunication line disengagement expenses and costs of terminating leases on or shipping or storing any Equipment provided to Customer by or through Aurum under the applicable Schedule, plus a twenty-five percent management fee on such costs, plus Aurum's charges for any Additional Services reasonably requested by Customer for deconversion assistance and Aurum's then standard charges for the resources utilized to prepare any test or conversion tapes (together, the "Termination Costs"). Aurum may, at its option, invoice Customer for the lesser of (i) Aurum's good faith estimate of the Termination Costs, or (ii) the aggregate of the charges payable to Aurum pursuant to Article III for the two calendar months preceding the month in which notice of termination is given. If the actual Termination Costs are greater or less than the amount of Aurum's invoice that is paid by Customer under the immediately preceding sentence, then Customer will pay Aurum, or Aurum will refund to Customer, as the case may be, the difference between the actual Termination Costs and the amount paid.

      (b) Eighty percent (80%) during the first two years of the agreement, seventy percent (70%) during the third year, sixty percent (60%) during the fourth year and fifty percent (50%) during the fifth year and beyond, of the total compensation that would have been paid or reimbursed to Aurum under the applicable Schedule during the remainder of the Term of the applicable Schedule ("Termination Fees"). The amount of total compensation will be computed by multiplying the total number of months remaining in the Initial Term or the Renewal Term then in effect for the applicable Schedule from the effective date of the termination by the greater of (i) the average monthly charge to Customer for Authorized Services under the applicable Schedule during the twelve (12) calendar months immediately preceding the calendar month in which notice of termination was given or (ii) the monthly charge payable by Customer if the minimum volume requirements was used to determine such monthly charge. If the applicable Schedule has been in effect less than twelve (12) calendar months prior to the giving of the notice of termination, then the parties will compute the amount due under this subsection (b) using the average monthly charge for Authorized Services under the applicable Schedule made during such lesser number of calendar months. If termination of the applicable Schedule occurs prior to the Operational Date for the applicable Schedule, then the parties will compute the amount due under this subsection
            (b) assuming that the Operational Date had occurred when scheduled by Aurum and using the average monthly charges reasonably estimated to be paid by Customer.

            All amounts payable under this Section 5.5 will be invoiced and paid prior to the effective date of such termination and prior to the release of any test tapes or other data of Customer.

5.6. Payment Upon Nonrenewal. If Customer gives or receives notice not to renew this Agreement pursuant to Section 2.1, or Customer terminates this Agreement under Section 7.5, Customer will pay to Aurum an amount equal to all amounts then due and payable to Aurum, plus (a) Aurum's charges for any Additional Services reasonably requested by Customer for deconversion assistance, (b) Aurum's then standard charges for the resources utilized to prepare any test or conversion tapes, and (c) all other costs reasonably incurred by Aurum in connection with such election not to renew or termination that are described in Section 5.5(a) and that relate to obligations that Customer approved, which extend beyond the then current term of this Agreement or earlier termination date under Section 7.5. All amounts payable under this Section 5.6 will be invoiced and paid prior to the expiration date and prior to the release of any test tapes or other data of Customer.

5.7. Effect of Termination. Upon termination of this Agreement, Customer shall promptly and without charge return to Aurum or destroy all copies of all Documentation, maintenance and policy manuals and other publications of Aurum relating to the Aurum System or Authorized Services (collectively "Copies"). Customer shall destroy all Copies contained on any had drive or other fixed medium of storage. Customer's license to access the Software and license to use Aurum's trademarks and service marks as provided in this


Town of Westfield
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

      Agreement  shall  immediately  terminate.  Within sixty (60) days from the date of  termination  of this  Agreement,  an  officer of  Customer  shall certify in writing to Aurum that Customer has complied with all requirements of this Section.

                      ARTICLE VI - LIABILITY AND INDEMNITY

6.1. Limitation of Liability. Subject to any exclusive remedy set forth in this Agreement or any Schedule, if Aurum becomes liable to the Customer under this Agreement or any Schedule for any other reason, whether arising by negligence, willful misconduct or otherwise, then (a) the damages recoverable against Aurum for all events, acts, delays, or omissions will not exceed in the aggregate the compensation payable to Aurum pursuant to the Schedule under which such liability arose for the lesser of the months that have elapsed since the Operational Date for the applicable Schedule or the three months ending with the latest month in which occurred the events, acts, delays, or omissions for which damages are claimed, and (b) THE MEASURE OF DAMAGES WILL NOT INCLUDE, AND AURUM SHALL NOT BE LIABLE FOR, ANY AMOUNTS FOR ANY LOSS OF PROFITS OR INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY PARTY, INCLUDING THIRD PARTIES, OR DAMAGES WHICH COULD HAVE BEEN AVOIDED HAD THE OUTPUT PROVIDED BY AURUM BEEN VERIFIED BY CUSTOMER BEFORE USE. Customer may not assert any cause of action against Aurum of which the Customer knew or should have known more than two years prior to such assertion. In connection with the conduct of any litigation with third parties relating to any liability of Aurum to Customer or to such third parties, Aurum will have all rights which are appropriate to its potential responsibilities or liabilities. Aurum will have the right to participate in all such litigation and to settle or compromise its liability to third parties.

6.2 Warranty. Aurum will provide the Authorized Services in a professional and workmanlike manner. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 6.2, AURUM DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, IN FACT, BY STATUTE OR BY OPERATION OF LAW OR OTHERWISE, CONTAINED IN OR DERIVED FROM THIS AGREEMENT, ANY OF THE SCHEDULES ATTACHED HERETO, ANY OTHER DOCUMENTS REFERENCED HEREIN, OR IN ANY OTHER MATERIALS, PRESENTATIONS OR OTHER DOCUMENTS OR COMMUNICATIONS WHETHER ORAL OR WRITTEN, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY; FITNESS FOR A PARTICULAR PURPOSE, ACCURACY OF INFORMATIONAL CONTENT AND SYSTEM INTEGRATION.

6.3. Force Majeure. Each party will be excused from performance under this Agreement, except for any payment obligations, for any period and to the extent that it is prevented from performing, in whole or in part, as a result of any cause beyond its reasonable control, including, but not limited to, Internet network failures or Internet capacity limitations, compliance with regulations, orders or instructions of any federal, state or municipal government or any department or agent thereof that delay or restrict performance hereunder, the other party, any act of God, war, civil disturbance, court order, labor dispute, third party nonperformance, or failures, fluctuations or nonavailability of electrical power, heat, light, air conditioning, or telecommunications equipment. Such nonperformance will not be a default or a ground for termination as long as reasonable means are taken to expeditiously remedy the problem causing such nonperformance.

6.4. Cross Indemnity. Aurum and Customer each will indemnify, defend, and hold harmless the other from any and all claims, actions, damages, liabilities, costs, and expenses, including without limitation reasonable attorney's fees and expenses, arising out of (a) the death or bodily injury of any agent, employee, customer, or business invitee of the indemnitor, and (b) the damage, loss, or destruction of any tangible personal or real property of the indemnitor.

6.5. Reliance on Instructions. Aurum is entitled to rely upon and act in accordance with any instructions, guidelines or information provided to Aurum by Customer, which are given by persons having actual or apparent authority to provide such instructions, guidelines, or information, and will incur no liability in doing so. Customer will indemnify, defend, and hold harmless Aurum from any and all claims, actions, damages, liabilities, costs, and expenses, including without limitation reasonable attorneys' fees and expenses, arising out of or resulting from Aurum acting in accordance with this Agreement.


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

6.6. Intellectual Property Indemnity. Aurum and Customer each will indemnify, defend and hold harmless the other from any and all claims, actions, damages, liabilities, costs and expenses, including without limitation, reasonable attorney's fees and expenses, arising out of any claims of infringement by the indemnitee of any United States letters patent, any trade secret, or any copyright, trademark, service mark, trade name or similar proprietary rights conferred by common law or by any law of the United States or any state alleged to have occurred because of Systems provided or work performed by the indemnitor. However, this indemnity will not apply unless the indemnitee informs the indemnitor as soon as practicable of any claim or action alleging such infringement and has given the indemnitor full opportunity to control the response thereto and the defense thereof, including, without limitation, any agreement relating to settlement.

6.7.  Indemnification by Customer.
      ----------------------------

      (a) Customer will indemnify, defend and hold harmless Aurum against any claim made by any person that is based on Aurum's providing the products or services described in this Agreement and Schedule ("Aurum Indemnified Claim"), but this indemnity, defense and hold harmless will not apply if the claim arises from Aurum's gross negligence or willful misconduct.

      (b) Aurum shall promptly notify Customer in writing and in reasonable detail of any Aurum Indemnified Claim. Customer shall have the authority  to  control  the  defense  and  settlement  of such Aurum
            Indemnified Claim, and Aurum shall give reasonable assistance to Customer to enable Customer to defend the Aurum Indemnified Claim. Aurum shall have the right, but not the obligation, to participate, at its own expense, with respect to any such Indemnified Claim. No such Aurum Indemnified Claim shall be settled or compromised by Customer without the prior written consent of Aurum if such settlement or compromise in any manner indicates that Aurum contributed to or was responsible for the cause of any such Aurum Indemnified Claim, or if such settlement or compromise imposes any obligations upon Aurum or requires Aurum to take any action.

      (c) Customer shall not be liable for any Aurum Indemnified Claim under this Section 6.7 to the extent that such Aurum Indemnified Claim is found in a final and binding arbitration award or a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Aurum.

6.8. Use of the System by Third Parties. Without limiting the terms of Section 6.1, the parties acknowledge that Customer is solely responsible for the use of the Aurum System (and any resulting damages) by End User Customers and other third parties including, without limitation, any improper or unauthorized transfers of funds from accounts via the Aurum System, any failure or delay in transmitting a message back from a Bill Pay vendor or the use for any purpose of any financial calculators contained in the Aurum System.

                           ARTICLE VII - MISCELLANEOUS

7.1. Binding Nature and Assignment. Each agreement is binding on the parties and their respective successors and permitted assigns. Neither party may assign an agreement unless it obtains the prior written consent of the other party, which consent will not be unreasonably withheld. The following transactions relating to either party will not require approval of the other party under this section: an initial public offering of stock, a sale of stock, any merger (including a reincorporation merger), consolidation, reorganization or stock exchange or a sale of all or substantially all of the assets of a party or of an entire line of business of a party or other similar or related transaction in which such parry is the surviving entity or, if such party is not the surviving entity, the surviving or succeeding entity continues to conduct the business conducted by such party prior to consummation of the transaction.


Town of Westfield
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(v.2003)

7.2. Hiring of Employees. During the term of this Agreement and for a period of twelve months thereafter, neither party will, without the prior written consent of the other, offer employment to or employ any person employed then or within the preceding twelve months by the other parry, if the person was involved in providing or receiving Services.

7.3.  Notices.  Any notice under this  Agreement will be deemed to be given when
      (i) delivered by hand or when mailed by registered United States mail, return receipt requested, and (ii) addressed to the recipient party at its address set forth on the signature page of this Agreement and to the attention of its President, in the case of Customer, or to the attention of Director of eBusiness, with a copy to General Counsel, in the case of Aurum. Either party may from time to time change its address for notification purposes, by giving the other prior written notice of the new address and the date upon which it will become effective.

7.4. Relationship Between Aurum and Customer. Except for the specific agency provisions set forth in the Schedules, this Agreement does not in any way create the relationship of principal and agent, or any similar relationship between Aurum and Customer, including, but not limited to, that of joint venturers, partners, employees, or associates. Neither party is granted any right or authority to assume or create any obligation or responsibility for, or on behalf of, the other party or to otherwise bind the other party, other than as may be expressly authorized in this Agreement.

7.5. Modification. Aurum may from time to time modify any of the provisions of this Agreement or a Schedule to be effective at any time on or after the expiration of the Initial Term of this Agreement or the applicable Schedule by giving Customer at least six months prior written notice describing the modification and the date upon which it will be effective (the "Modification Date"). If Aurum gives Customer notice of a modification pursuant to this Section, Customer may, by giving Aurum written notice at least three months prior to the Modification Date, terminate this Agreement or the applicable Schedule as of such Modification Date or at a specified later date. Unless Customer provides such notice, the modification will be effective for any period after the Modification Date.

7.6. Waiver. A waiver by either of the parties of any of the covenants, conditions, or agreements to be performed by the other or any breach thereof will not be construed to be a waiver of any succeeding breach or of any other covenant, condition, or agreement contained in this Agreement.

7.7. Media Releases. All media releases, public announcements, and public disclosures by either Party or either Party's employees or agents relating to this Agreement or the subject matter of this Agreement, including without limitation promotional or marketing material, but excluding any announcement intended solely for internal distribution by a Party or any disclosure required by legal, accounting, or regulatory requirements beyond the reasonable control of a Party, will be coordinated with and approved by the other Party in writing prior to release. Without limiting its rights in general, either Party specifically may list the other Party's name in customer reference lists without prior consent of the other Party.

7.8. Entire Agreement. This Agreement and all attached Schedules constitute the entire agreement between Aurum and Customer with respect to the subject matter of this Agreement. There are no understandings or agreements relative to this Agreement which are not fully expressed herein and no change, waiver, or discharge of this Agreement will be valid unless in writing and executed by the party against whom such change, waiver, or discharge is sought to be enforced. This Agreement may be amended only by an amendment in writing, signed by the parties.

7.9. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the Term, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.


Town of Westfield
Confidential & Proprietary            Page 10 of 13
(v.2003)

7.10. Survival. All provisions of this Agreement that by their nature are intended to survive the expiration or termination of this Agreement shall survive and remain in full force and effect.

7.11. No Third Party Beneficiary Rights. No provision of this Agreement is intended or shall be construed to provide or create any third party beneficiary right or any other right of any kind in any End User Customer or any client, customer, member, affiliate, insurer, lender, shareholder, partner, officer, director, employee or agent of any parry hereto, or in any other person.

7.12. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflict-of-laws principles thereof.

7.13. Execution of Agreement. Two (2) original copies of this Agreement will be executed and submitted to Aurum by Customer. Aururn will return one of the executed copies to Customer. By executing this Agreement, Customer represents and warrants that (a) this Agreement has been duly authorized;
      (b) such execution does not, and will not, cause a breach by Customer of any other contract, agreement, or understanding to which Customer is a party; and (c) this Agreement constitutes a valid, fully enforceable, and legally binding obligation of Customer. Customer will maintain this Agreement as an official record of Customer continuously from the time of its execution.

                           ARTICLE VIII - DEFINITIONS

8.1 Definitions. In addition to all other terms defined in the Agreement and Schedules, the following terms as used in the Agreement and Schedules shall have the following meanings:

      (a) "Additional Service" means any service requested by Customer and provided by Aurum pursuant to terms and conditions agreed to by the parties and which is not an Authorized Service.

      (b) "Agreement" means this Internet Master Services Agreement, together with all Schedules and amendments attached hereto or hereafter attached by mutual consent of the parties (all of which are incorporated herein by reference).

      (c)   "Aurum  Personal  eBanking  Services" are the services  described in
            Section 1 of Schedule A to the Agreement.

      (d) "Aurum Personal eBanking System" is that portion of the Aurum System utilized to provide the Aurum Personal eBanking Services.

      (e) "Aurum's Server" means the server-grade computers maintained by Aurum on which the Aurum System and Customer's web site resides.

      (f) "Authorized Services" means the services requested by Customer on the signature page of this Agreement and the Additional Services purchased by Customer.

      (g) "Aurum System" shall mean Systems, Software, Aurum's proprietary Internet banking system, telephone banking system or other application provided by Aurum as more fully described in the
            Schedules, together with all Aurum System Enhancements and modifications made available to Customer under this Agreement.

      (h) "Aurum Telephone Banking Data Center" is the space at one or more locations where Aurum provides the Aurum Telephone Banking Service.

      (i)   "Aurum  Telephone  Banking  Service"  is the  service  described  in
            Section 1 of  Schedule  E to the  Agreement.


Town of Westfield
Confidential & Proprietary            Page 11 of 13
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

      (j) "Aurum Telephone Banking System" is that portion of the Aurum System utilized to provide the Aurum Telephone Banking Service.

      (k) "Business Day" is each weekday, Monday through Friday, which is not a holiday of the Federal Reserve Bank for the Federal Reserve District in which Customer's principle office is located.

      (1) "Customer Data Center" shall mean (i) the Customer's internal data processing department operating on Aurum provided systems or (ii) Aurum operating as the Customer's service bureau or data processing provider.

      (m) "Data Center" is the space at one or more locations where Aurum performs Internet Services, excluding Customer locations.

      (n) "Documentation" means that portion of the System that provides installation and operating instructions for use of the System by Customer.

      (o) "Internet Services" means certain electronic business related services offered by Aurum, including but not limited to, Internet services, Internet banking services, telephone banking services and ATM and debit card services.

      (p) "End User Customer" means a customer, client or member of Customer who uses the System.

      (q) "Equipment" (if applicable) means Customer's computer equipment, software, communications software, communications lines, router, channel service unit, dial-up modem, connecting cables, telephone hardware and software, and any additional equipment (i.e. personal computer, etc.) needed to meet the required specifications for use with the Aurum System.

      (r) "Fees" mean all fees payable by Customer to Aurum under this Agreement including, but not limited to, all the fees listed Section 3.1, Termination Fees (defined in Section 5.5), and fees payable under any Schedule.

      (s) "Operational Date" is the later of (i) the Effective Date, or (ii) the first day of the calendar month in which the Aurum System is implemented and Customer has the capability to utilize any portion of the Aurum System or Authorized Services.

      (t)   "Parties" is a reference to Customer and Aurum together.

      (u) "Schedule" means an exhibit or attachment to this Agreement that describes an Authorized Service, sets forth additional terms and conditions governing the provision of such Authorized Service, and specifies the requirements for such Authorized Service.

      (v)   "Schedule  Term" with respect to any  applicable  Schedule means the
            Schedule Initial Term and all Schedule Renewal Terms as defined in the applicable Schedule.

      (w) "Software" means that portion of the Aurum System that is comprised of Aurum's computer programs installed on the Aurum Server.

      (x) "System" or "Systems" are (i) computer programs, including without limitation software, firmware, application programs, operating systems, files, and utilities; (ii) supporting documentation for such computer programs, including without limitation input and output formats,


Town of Westfield
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(v.2003)
            program listings, narrative descriptions, operating instructions and procedures, user and training documentation, special forms, and source code; and (iii) the tangible media upon which such programs are recorded, including without limitation chips, tapes, disks, and diskettes.

      (y) "Term" with respect to the Agreement means the Initial Tem (defined in Section 2.1) and all Renewal Terms (defined in Section 2.1).

      (z) "Web site" means Customer's Internet presence found at Customer's Uniform Resource Locator (URL) address.

8.2 Capitalized terms used without definition in the Schedules shall have the meanings set forth in this Agreement.


Town of Westfield
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(v.2003)

                                   ADDENDUM TO
                              AURUM TECHNOLOGY INC.
                       INTERNET MASTER SERVICES AGREEMENT
                           STANDARD TERMS & CONDITIONS

Each of the provisions of this addendum is incorporated into the Standard Terms & Conditions and expressly supersedes such Terms & Conditions to the extent they are inconsistent with them.

1.) Section 1.3 is hereby deleted in its entirety and replaced by the following:

            "Software Access License. During the Term and subject to the limitations set forth herein, Aurum grants to Customer a limited, non-exclusive, and non-assignable license to access the Software located on Aurum's Server for the purpose of receiving the Authorized Services and using the "Aurum System" to provide banking functionality and other related services to the End User Customers. Aurum reserves all rights not expressly granted herein. Without limiting the foregoing, Customer has no right to possess the Software or any copies thereof in any form. Aurum hereby represents that is authorized to license to Customer the applicable Software."

2.) The first paragraph of Section 1.6 is hereby deleted in its entirety and replaced by the following:

      "Regulatory Compliance. Customer shall be responsible for (i) compliance with all state and federal laws and regulations governing banks and other financial institutions; (ii) any disclosure to its End User Customers with respect to the Authorized Services and each Customer product or service made available through the Aurum System ("Customer Product/Service");
      (iii) the terms and conditions of any Customer  Product/Service;  (iv) the terms, conditions, and any limitations on which any Customer Product/Service may be accessed, utilized or transactions originated by any End User Customer; (v) determining the authority of any person accessing a Customer Product/Service; and (vi) preparing, maintaining, and monitoring compliance with verifiable documentation with respect to the foregoing. Customer acknowledges and agrees that Customer shall not rely upon Aurum for advice regarding compliance with governmental regulations. Customer must independently verify its compliance with such regulations through its own legal counsel. Aurum shall use commercially reasonable efforts, during the Term of this Agreement, to be in substantive compliance with federal rules and regulations as they relate to vendors of Authorized Services. In the event that there is a significant change in the manner by which the Authorized Services can be furnished hereunder, as a result of a regulatory compliance requirement, Aurum and Customer shall negotiate in good faith to resolve the compliance issue. If Aurum determines that compliance is cost prohibitive, Aurum, may elect to terminate the Agreement without penalty, upon six months advance notice to Customer, or on the date 30-days prior to the date the applicable law, regulation or rule goes into effect, whichever time period is shorter. In the event Aurum reasonably determines that it may continue to provide some services under this Agreement despite its right to terminate in the preceding sentence, Aurum agrees to enter good faith negotiations with Customer to determine a mutually acceptable means to continue providing Customer with those services not affected. Such negotiation period will not exceed thirty days. Regulatory disclosure requirements are the responsibility of Customer."

3.) Section 1.9 is hereby deleted in its entirety and replaced by the following:

      "Correction of Errors. Aurum will correct any errors in customer files that result in errors in reports or other output where such errors (i) are due solely to either malfunctions of Aurum's equipment or the Aurum Systems or errors of Aurum's operators, programmers, or other personnel, and (ii) are called to Aurum's attention within the time frames specified below. Aurum will, to the extent reasonably practicable, correct any other errors as an Additional Service. Customer will balance reports to verify master file information and will inspect and review all reports and other output (whether printed or electronically transmitted) created from data provided by Customer to Aurum. Customer will reject all incorrect reports or output (i) within five Business Days after receipt of daily reports or output, (ii) within five Business Days after receipt of annual, quarterly, or monthly reports or output, and (iii) within five Business Days after receipt of all other reports or output. This Section 1.09 sets forth Customer's exclusive remedies for errors in reports or other output provided by Aurum under this Agreement."


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

4.) Section 4.2 is hereby deleted in its entirety and replaced by the following:

      "Customer's Information. Information relating to Customer or End User Customers contained in Customer's data files is the exclusive property of Customer and Aurum will only be the custodian of that information. Aurum agrees to hold in confidence all proprietary information of Customer and End User Customers provided to Aurum in accordance with Section 4.3. However, If Aurum is required to disclose any proprietary information of
      Customer in accordance with any legal, accounting, or regulatory requirements, then Aurum will promptly notify Customer of such requirement and will cooperate with Customer (at Customer's expense) in Customer's efforts, if any, to avoid or limit such disclosure (including, without limitation, obtaining an injunction or an appropriate redaction of the proprietary information in question). Promptly after the termination or expiration of this Agreement and the payment to Aurum of all sums due and owing, including without limitation any amounts due under Sections 5.5 or 5.6, Aurum will, at Customer's request and expense, return to Customer all of Customer's information, data, and files in Aurum's then standard machine-readable format and media."

5.) Section 6.1 is hereby deleted in its entirety and replaced by the following:

      "Limitation of Liability. Subject to any exclusive remedy set forth in this Agreement or any Schedule, if Aurum becomes liable to the Customer under this Agreement or any Schedule for any other reason, whether arising by negligence, willful misconduct or otherwise, then (a) the damages recoverable against Aurum for all events, acts, delays, or omissions will not exceed in the aggregate the compensation payable to Aurum pursuant to the Schedule under which such liability arose for the lesser of the months that have elapsed since the Operational Date for the applicable Schedule or the six months ending with the latest month in which occurred the events, acts, delays, or omissions for which damages are claimed, and (b) THE MEASURE OF DAMAGES WILL NOT INCLUDE, AND AURUM SHALL NOT BE LIABLE FOR, ANY AMOUNTS FOR ANY LOSS OF PROFITS OR INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY PARTY, INCLUDING THIRD PARTIES, OR DAMAGES WHICH COULD HAVE BEEN AVOIDED HAD THE OUTPUT PROVIDED BY AURUM BEEN VERIFIED BY CUSTOMER BEFORE USE. Customer may not assert any cause of action against Aurum of which the Customer knew or should have known more than two years prior to such assertion. In connection with the conduct of any litigation with third parties relating to any liability of Aurum to Customer or to such third parties, Aurum will have all rights which are appropriate to its potential responsibilities or liabilities. Aurum will have the right to participate in all such litigation and to settle or compromise its liability to third parties.

6.) Section 6.4 is hereby deleted in its entirety and replaced by the following:

      "Cross Indemnity. Aurum and Customer each will indemnify, defend, and hold harmless the other from any and all claims, actions, damages, liabilities, costs, and expenses, including without limitation reasonable attorney's fees and expenses, resulting from the act or omission of the indemnifying party that causes (a) the death or bodily injury of any agent, employee, customer, or business invitee of the indemnitor, and/or (b) the damage, loss, or destruction of any tangible personal or real property of the indemnitor.

7.) Section 6.5 is hereby deleted in its entirety and replaced by the following:

      "Reliance on Instructions. Aurum is entitled to rely upon and act in accordance with any instructions, guidelines or information provided to Aurum by Customer, which are given by persons having actual or apparent authority to provide such instructions, guidelines, or information, and will incur no liability in doing so. Customer will indemnify, defend, and hold harmless Aurum from any and all claims, actions, damages, liabilities, costs, and expenses, including without limitation reasonable attorneys' fees and expenses, arising out of or resulting from Aurum acting in accordance with such instructions."


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

8.) Section 7.10 is hereby deleted in its entirety and replaced by the following:

      "Survival. All provisions of this Agreement that by their nature are intended to survive the expiration or termination of this Agreement shall survive and remain in full force and effect, including but not limited to Sections 4.2, 4.3 and 7.1."

      IN WITNESS WHEREOF, the parties have duly executed this Agreement by the duly authorized signatures below as of June 11, 2003 (the "Effective Date")

AURUM TECHNOLOGY                      TOWN BANK OF WESTFIELD

By: /s/ Anthony M. Ficarra            By: /s/ Robert W. Dowens, Sr.
   ------------------------------        ---------------------------------------

Name: Anthony M. Ficarra              Name: Robert W. Dowens, Sr.
     ----------------------------          -------------------------------------

Title: SVP- Electronic Business       Title: President & Chief Executive Officer
      ---------------------------           ------------------------------------

Date: 7/22/03                         Date: June 11, 2003
     ----------------------------          -------------------------------------


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